UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2026

VILLAGE FARMS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Ontario	001-38783	98-1007671
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

90 Colonial Parkway Lake Mary, Florida
(Address of Principal Executive Offices)

32746
(zip code)

(407) 936-1190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, without par value	VFF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 5, 2026, Village Farms International, Inc. (the “Company”) entered into securities purchase agreements (the “Securities Purchase Agreements”) for the purchase and sale of 7,500,000 of its common shares, no par value per share (“Common Shares”), at US$2.00 per share, in a registered direct offering (the “Offering”). The Offering was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-280572), which was filed with the Securities and Exchange Commission (the “Commission”) on June 28, 2024 and declared effective by the Commission on July 8, 2024, and a related prospectus supplement.

The gross proceeds from the offering will be approximately US$15 million before deducting placement agent fees and other offering expenses payable by the Company. The proceeds from the Offering are intended to be used for general working capital. The Offering is expected to close on June 8, 2026, subject to the satisfaction of customary closing conditions.

The representations, warranties and covenants contained in each Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, the Company. Accordingly, a form of Securities Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Shareholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreements, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A.G.P./Alliance Global Partners acted as the placement agent (the “Placement Agent”) for the Offering pursuant to a placement agent agreement, dated June 5, 2026 (the “Placement Agent Agreement”). Under the Placement Agent Agreement, the Placement Agent agreed to use commercially reasonable “best efforts” to arrange for the sale of the Common Shares, and the Company agreed to pay the Placement Agent a cash fee equal to 5.5% of the gross proceeds of the Offering. The Placement Agent Agreement contains customary representations, warranties and indemnification by the Company. In addition, in connection with the Offering, the directors and executive officers of the Company entered into lock-up agreements with the Placement Agent (the “Lock-Up Agreements”), which each provide for a 60-day lockup period, subject to customary exceptions.

The foregoing descriptions of the Placement Agent Agreement, the Securities Purchase Agreements and the Lock-Up Agreements do not purport to be complete and are qualified in their entirety by reference to the full text of the Placement Agent Agreement, the form of Securities Purchase Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 1.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Title

1.1	Placement Agent Agreement, dated June 5, 2026, between Village Farms International, Inc. and A.G.P./Alliance Global Partners

5.1	Opinion of Torys LLP, dated June 8, 2026

10.1	Form of Securities Purchase Agreement

10.2	Form of Lock-Up Agreement

23.1	Consent of Torys LLP (contained in Exhibit 5.1 above)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2026

VILLAGE FARMS INTERNATIONAL, INC.

By:	/s/ Stephen C. Ruffini
Name:	Stephen C. Ruffini
Title:	Executive Vice President and Chief Financial Officer